CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 92 to Registration Statement No. 333-210186 on Form N-1A of our reports dated October 24, 2019, relating to the financial statements and financial highlights of First Trust CEF Income Opportunity ETF, First Trust Municipal CEF Income Opportunity ETF, First Trust TCW Opportunistic Fixed Income ETF, First Trust TCW Unconstrained Plus Bond ETF, EquityCompass Risk Manager ETF, EquityCompass Tactical Risk Manager ETF, and First Trust Low Duration Strategic Focus ETF, appearing in the Annual Reports on Form N-CSR for First Trust Exchange-Traded Fund VIII as of and for the year/period ended August 31, 2019, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Miscellaneous Information" and "Financial Statements" in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois
December 30, 2019